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                                                                    Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 26, 1999, relating to the consolidated financial statements of InterMedia Capital Partners VI, L.P., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


San Francisco, California
July 13, 1999